EXHIBIT 99.1

CONTACT:	CHRISTOPHER G. PAYAN
CHIEF EXECUTIVE OFFICER
(516) 390-2134

FOR IMMEDIATE RELEASE

EMERGING VISION OPENING SEVEN NEW RETAIL STORES IN KEY MARKETS

– Expands both Sterling Optical and Site for Sore Eyes brands –

Garden City, NY, June 21, 2007 – Emerging Vision, Inc. (OTCBB – ISEE.OB) today announced that it is opening six new franchised locations in its three strongest markets, New York, Maryland and California, and that it is also expanding its Florida presence with the construction of a new location in Wellington. The new locations are a result of the Company’s continued focus on the retail expansion of its core business, which is part of its overall growth strategy.

In January 2007, the Company launched a targeted marketing campaign to attract new franchisees from within the optical industry. The campaign, which includes print, direct mail and electronic components, is backed by an enhanced business development team which was put in place at the end of 2006.

Christopher Payan, Chief Executive Officer of Emerging Vision, commented “In addition to the obvious economies and brand equity benefits of clustering stores in what are already strong markets, the growth within these markets demonstrates the Company’s dedication to the markets it serves and to its existing franchisees.”

New locations include Sterling Optical Stores in College Point, NY, Edgewood, MD, California, MD and Wellington, FL. All will feature expanded self selection merchandising systems as well as full service eye exams, on-site manufacturing of eyeglasses and on-line appointment scheduling.

Construction is also under way for three brand new Site for Sore Eyes franchised locations. The Site for Sore Eyes stores will feature the trendy upscale design that the Site for Sore Eyes brand is known for, as well as one-hour service and the availability of on-site eye exams available through Sterling Vision Care, the Company’s California HMO.

Mr. Payan added “With the growth and expansion Emerging Vision has undergone recently, we have not forgotten our roots and core business. The Sterling Optical and Site for Sore Eyes brands were born in these markets and after ninety and thirty years, respectively, continue to maintain significant market share to this day. We intend to capitalize on that brand equity and continue to increase and expand that market share to its maximum potential.”

About Emerging Vision, Inc.

Emerging Vision, Inc. is a leading provider of eye care products and services and currently operates one of the largest franchised optical chains in the United States. Principally under the Sterling Optical and Site for Sore Eyes brands, the Company has 160 franchised and company-owned stores located across 15 states, the District of Columbia, Canada and the U.S. Virgin Islands. Most of the Company's stores offer prescription and non-prescription eyeglasses, eyeglass frames, ophthalmic lenses, contact lenses, sunglasses, and a range of ancillary items. Additionally, the Company operates Combine Buying Group, Inc., one of the leading optical purchasing groups in the United States, which provides its members with vendor discounts on optical products. The Company also operates VisionCare of California (d/b/a Sterling VisionCare), a specialized health care maintenance organization that employs licensed optometrists to provide services for stores located in California. For more information, visit Emerging Vision's website at www.emergingvision.com.

Certain statements made in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors are discussed in detail in Form 10-K for the fiscal year ended December 31, 2006.  Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.  We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in the Annual Report on Form 10-K or this news release except as required by law.